ABERCROMBIE & FITCH PROVIDES BUSINESS UPDATE

ANNOUNCES RESTRUCTURING PLAN FOR GILLY HICKS BRAND

AMENDS CREDIT AGREEMENTS

New Albany, Ohio, November 5, 2013: Abercrombie & Fitch Co. (NYSE: ANF) today reported on the Company's performance for the quarter ended November 2, 2013 and provided an updated full year outlook.

Net sales for the thirteen weeks ended November 2, 2013 decreased 12% to $1.033 billion from $1.170 billion for the thirteen weeks ended October 27, 2012.

Total comparable sales for the quarter, including direct-to-consumer sales, decreased 14% with comparable U.S. sales decreasing 14% and comparable international sales decreasing 15%. Total direct-to-consumer comparable sales increased 11% for the quarter. Third quarter comparable sales are compared to the thirteen-week period ended November 3, 2012.

For the third quarter, the Company expects to incur pre-tax charges in the aggregate of approximately $90 million - $100 million related to its restructuring plans for the Gilly Hicks brand (as discussed below), non-cash impairment charges related to other stores, and charges related to the Company's profit improvement initiative. Excluding these charges, the Company expects to report adjusted non-GAAP earnings per diluted share at the higher end of prior non-GAAP guidance of $0.40 to $0.45. This expectation now reflects lower sales and gross margin rate than anticipated offset by expense and other favorabilities. Pending finalization of the material charges mentioned above, the comparable U.S. GAAP earnings per share figure is not available at this time, but will be available when earnings are released on November 21, 2013.

Based on a projected low double digit decrease in comparable sales for the fourth quarter, the Company expects full year adjusted non-GAAP earnings per diluted share to be in the range of $1.40 to $1.50. This projection also assumes significant gross margin rate erosion in the fourth quarter as the Company clears through excess inventory.

The guidance for the full year does not include charges related to the Company's restructuring plans for the Gilly Hicks brand, other impairment and store closure charges, charges related to the implementation of the Company's profit improvement initiative, or the effect of any additional share repurchases.

Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:

"Our results for the third quarter reflect continued top-line challenges, with overall spending among younger consumers remaining weak. Until we have seen a clear trend improvement, we are continuing to take a cautious approach into the fourth quarter and are working to end the year with appropriate levels of fall carryover inventory.

During the quarter, we completed our long-term strategic review, and believe that we now have a clear roadmap for sustainable growth in sales, profitability and return on invested capital. We look forward to sharing the results of our review in our analyst meeting."

The Company will host an analyst meeting to discuss the results of its long-term strategic review on Wednesday, November 6, 2013. A live webcast of the analyst meeting will also be accessible under the "Investors" section of the Company's website at www.abercrombie.com at 8:30 AM, Eastern Time.

Gilly Hicks Update

The Company also announced that it plans to close all of its stand-alone Gilly Hicks stores. The Company expects to substantially complete the closures by the end of the first quarter of Fiscal 2014. Store closures in Europe are subject to applicable notice and consultation provisions. The Company will continue to offer Gilly Hicks branded intimate apparel through its Hollister stores and direct-to-consumer business.

Mike Jeffries said:

"In connection with our long-term strategic review, we have decided to focus the future development of the Gilly Hicks brand through Hollister stores and direct-to-consumer channels. This decision reflects the successful pilot of selling Gilly Hicks branded intimates in Hollister stores. As a result, we have made the determination to close our stand-alone Gilly Hicks stores. We believe it is critical to focus our efforts and resources where we have the greatest opportunities to drive profitable growth for our brands."

The Company estimates that it will incur pre-tax charges of approximately $90 million, including approximately $40 million of non-cash impairment charges and approximately $50 million of lease-related, severance and other charges. The Company expects the charges to be substantially recognized in the third and fourth quarters of Fiscal 2013 and the first quarter of Fiscal 2014. The Company also estimates that the net cash outflow associated with the Gilly Hicks store closures, prior to any associated tax benefits, will be approximately $55 million. These estimates are based on a number of significant assumptions and could change materially.

Excluding the above-referenced charges, the Company anticipates that its Gilly Hicks operations will incur a pre-tax loss of approximately $30 million in Fiscal 2013. As a result of the store closures and reductions in overhead expenses, the Company expects the brand to operate on approximately a break-even basis in Fiscal 2014.

Amended Credit and Term Loan Agreements

In conjunction with the decision to close Gilly Hicks stores, the Company amended its existing Credit and Term Loan Agreements effective November 4, 2013. The amendments allow the Company to exclude from its calculation of the minimum coverage and maximum leverage ratios up to $60 million of cash charges associated with the Gilly Hicks restructuring. In addition, the required minimum coverage ratio will be temporarily reduced through the second quarter of the 2015 Fiscal year. Additional details pertaining to the amendments will be included in a Current Report on Form 8-K expected to be filed by the Company with the Securities and Exchange Commission on November 7, 2013.

The Company will release its third quarter results on Thursday, November 21, 2013, prior to the opening of the market and hold a conference call at 8:30 AM Eastern Time. To listen to the conference call, dial (877) 852-6583 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (719) 325-4933.

Investor Contact:
ICR, Inc.
(203) 682-8275
Investor_relations@abercrombie.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "FORWARD LOOKING STATEMENTS AND RISK FACTORS" in "ITEM 1A. RISK FACTORS" of A&F's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2013 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; changing fashion trends and consumer preferences, and the ability to manage our inventory commensurate with customer demand, could adversely impact our sales levels and profitability; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; our growth strategy relies significantly on international expansion, which requires significant capital investment, adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer operations are subject to numerous risks that could adversely impact sales; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our development of a new brand concept could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable sales, including direct-to-

consumer, may continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; in a number of our European stores, associates are represented by workers' councils and unions, whose demands could adversely affect our profitability or operating standards for our brands; we depend upon independent third parties for the manufacture and delivery of all our merchandise; our reliance on two distribution centers domestically and two third-party distribution centers internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured Amended and Restated Credit Agreement and our Term Loan Agreement include financial and other covenants that impose restrictions on our financial and business operations; compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results; our inability to implement our profit improvement plan across all work-streams could have a negative impact on our financial results; and our estimates of the expenses that we may incur in connection with the closures of the Gilly Hicks stores could prove to be inaccurate.